EXHIBIT 2.2

               SHARE EXCHANGE AGREEMENT AMENDMENT NO. 1
                       DATED NOVEMBER 30, 2005


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                            SHARE EXCHANGE AGREEMENT
                                  by and among
                   BRAVO RESOURCES LTD., a Nevada corporation,
                      WOIZE LTD., a United Kingdom company,
                       ST JAMES'S SQUARE NOMINEES LIMITED,
                a private limited company registered in England,
                                 ANDERS HALLDIN
                                       and
                                 ANDERS FORSBERG



                                 AMENDMENT NO. 1

                             DATED NOVEMBER 30, 2005


THIS AMENDMENT NO. 1 TO SHARE EXCHANGE AGREEMENT is with effect from November 22, 2005, and entered into by and among BRAVO RESOURCES LTD., a Nevada corporation ("BRAVO"), WOIZE LTD., a United Kingdom company ("WOIZE"), ST JAMES'S SQUARE NOMINEES LIMITED, a private limited company registered in England (the "WOIZE Shareholder"), ANDERS HALLDIN ("HALLDIN"), and ANDERS FORSBERG ("FORSBERG"). BRAVO, WOIZE, HALLDIN and FORSBERG are referred to collectively herein as the "Parties."

WHEREAS, pursuant to Section 2.1 of the Share Exchange Agreement, the Closing of the Share Exchange was to occur on or before November 22, 2005; and

WHEREAS, the Parties wish to extend the Closing Date to December 16, 2005; and

WHEREAS, Section 11.8 of the Share Exchange Agreement provides that the Parties may amend the terms of the Share Agreement by written agreement;

NOW THEREFORE, the Parties hereby agree to extend the Closing date to December 16, 2005 and further agree to amend Sections 2.1, 3, 4, and 9.1 of the Share Exchange Agreement by replacing each of them in their entirety with the following paragraphs respectively:

         2.1 TIME AND PLACE OF CLOSING; EFFECTIVE DATE. The closing of the Share Exchange (the "Closing"), shall, unless otherwise agreed to in writing by the parties, take place at such time and place, as the Parties shall mutually agree, not later than 5:00 p.m. Pacific Standard Time, December 16, 2005, the Share Exchange will become effective and WOIZE shall become a wholly owned


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         subsidiary  of BRAVO upon filing of Articles of Exchange,  in the form attached hereto as EXHIBIT F, pursuant to Section 92A.200 of the Nevada Revised Statutes.

3. Except as expressly set forth and specifically identified by the section number of this Agreement in the schedule delivered by WOIZE to BRAVO contemporaneously with the execution of this Agreement and updated, if necessary, at least three (3) days prior to Closing (the "WOIZE Disclosure Schedule"), WOIZE, HALLDIN and FORSBERG (collectively the "Warranting Parties"), represent, warrant, and covenant to BRAVO that the statements contained in this Article 3 are correct and complete as of the date of this Agreement and will be correct and complete as of Closing (as though made then and as though Closing were substituted for the date of this Agreement throughout this Article 3). The WOIZE
         Disclosure   Schedule   will  be   arranged   in   paragraphs
         corresponding to the lettered and numbered paragraphs contained in this Article 3. "Knowledge" is herein defined to mean actual knowledge after reasonable investigation.

4. Except as expressly set forth and specifically identified by the section number of this Agreement in the schedule delivered by BRAVO to WOIZE, HALLDIN and FORSBERG contemporaneously with the execution of this Agreement and updated, if necessary at least three (3) days prior to Closing (the "BRAVO Disclosure Schedule"), BRAVO represents, warrants, and covenants to WOIZE, HALLDIN and FORSBERG that the statements contained in this Article 4 are correct and complete as of the date of this Agreement and will be correct and complete as of Closing (as though made then and as though Closing were substituted for the date of this Agreement throughout this Article 4). The BRAVO Disclosure Schedule will be arranged in paragraphs corresponding to the lettered and numbered paragraphs contained in this Article 4.

9.1 TERMINATION. This Agreement may be terminated at any time prior to the Closing as follows:


           (a) by mutual written consent of BRAVO and WOIZE and the WOIZE Shareholder;

           (b) by BRAVO or WOIZE and the WOIZE Shareholder by written notice to the other party hereto on or before the day prior to the Closing Date upon the reasonable discretion of any party.


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           (c)    by  BRAVO  or WOIZE  and  the  WOIZE  Shareholder by
                  written notice to the other party hereto, if the Closing shall not have occurred by 5:00 p.m. Pacific Standard Time on the Closing Date (unless such event has been caused by a breach of this Agreement by the party seeking such termination);

           (d) by BRAVO or by WOIZE and the WOIZE Shareholder if a Governmental or Regulatory Body has permanently enjoined or prohibited consummation of the Share Exchange and such court or government action is final and nonappealable;

           (e) by BRAVO or by WOIZE and the WOIZE Shareholder, if the other party hereto has failed to comply in any material respect with any of its covenants or agreements under this Agreement that are required to be complied with prior to the date of such termination.

         Should WOIZE and the WOIZE Shareholder terminate this Agreement for any reason other than as described in Section
         9.1 hereof, WOIZE, HALLDIN and FORSBERG shall be jointly and severally liable for any damages caused by the failure to close. Similarly, if BRAVO should terminate this Agreement for any reason other than as described in Section 9.1 hereof, BRAVO shall be liable for all damages caused by the failure to close.

Unless stated otherwise, capitalized terms herein shall have the same meaning set forth in the Share Exchange Agreement and the exhibits thereto.

This Amendment No. 1 may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument. Each counterpart may consist of a number of copies hereof each signed by less than all, but together signed by all of the parties hereto.



                      [Signature Page to Follow]




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IN WITNESS WHEREOF,  the parties have executed this Amendment No. 1 to the Share
Exchange Agreement as of the date first above written.

BRAVO RESOURCES LTD.

By:      /s/ DANIEL SAVINO
     ------------------------------------------------
Name:  DANIEL SAVINO
     ------------------------------------------------
Title:  PRESIDENT
      -----------------------------------------------


WOIZE LTD.


By:    /s/ ANDERS HALLDIN
   --------------------------------------------------
Name:    ANDERS HALLDIN
     ------------------------------------------------
Title:   DIRECTOR
      -----------------------------------------------


ST JAMES'S SQUARE NOMINEES LIMITED


By:    /s/ DANIEL O'CONNELL
   --------------------------------------------------
Name:   DANIEL O'CONNELL
     ------------------------------------------------
Title:  DIRECTOR
      -----------------------------------------------



/s/ ANDERS HALLDIN
-----------------------------------------------------
ANDERS HALLDIN



/s/ ANDERS FORSBERG
-----------------------------------------------------
ANDERS FORSBERG















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